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                                  EXHIBIT 10.36

                           CHANGE IN CONTROL AGREEMENT

THIS AGREEMENT made as of September 12, 2001 by and between AML Communications, Inc., a Delaware corporation (the "Company"), and Gary Rogers ("Executive").

                                   WITNESSETH

        WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the threat or the occurrence of a Change in Control (as hereinafter defined) can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation;

        WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of Executive in the event of a threat or occurrence of a Change in Control and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security; and

        WHEREAS, in order to induce Executive to remain in the employ of the Company, particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with Executive to provide Executive with certain benefits in the event of a termination of employment as a result of a Change in Control.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

        1. Term of Agreement. This Agreement shall commence as of the date hereof and shall continue in effect so long as Executive is an employee of the Company.

        2. Definitions.

        2.1. Base Amount. For purposes of this Agreement, "Base Amount" shall mean Executive's annual base salary at the rate in effect immediately prior to the Change in Control and shall include all amounts of his base salary that are deferred under any other agreement or arrangement with the Company.

        2.2. Change in Control. For purposes of this Agreement, a "Change in Control" shall mean any consolidation or merger of the Company with or into another corporation or corporations in which the stockholders of the Company immediately prior to the consolidation or merger do not retain a majority of the voting power of the surviving corporation or a sale of all or substantially all of the assets of the Company.

        2.3. Company. For purposes of this Agreement, the "Company" shall include the Company's "Successors and Assigns" (as hereinafter defined).

        2.4. Successors and Assigns. For purposes of this Agreement, "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company whether by operation of law or otherwise, and any affiliate of such Successors and Assigns.


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        3. Payment Upon a Change in Control

        3.1 Change in Control. If, during the term of this Agreement, a Change in Control occurs and employment is terminated within one year of the effective date of the Change in Control, the Company shall pay Executive in a single payment an amount in cash equal to the Base Amount.

        3.2 Date of Payment. The amount provided for in Section 3.1 shall be paid in a single lump sum cash payment within ten (10) days after the effective date of the termination of employment (assuming a change of control has occurred within twelve months of the termination date.

        4. Successors; Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns, and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal personal representative.

        5. Notice. For the purposes of this Agreement, notices and all other communications shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, by overnight courier or by facsimile, addressed to the respective addresses and facsimile numbers last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

        6. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company and for which Executive may qualify, nor shall anything herein limit or reduce such rights as Executive may have under any other agreements with the Company. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

        7. No Guaranteed Employment. Executive and the Company acknowledge that the employment of Executive by the Company is "at will" and may be terminated by either Executive or the Company at any time.

        8. Settlement of Claims. The Company's obligation to make the payment provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against Executive or others.

        9. Mutual Non-Disparagement. The Company and its affiliates agree and the Company shall use its best efforts to cause their respective executive officers and directors to agree, that they will not make or publish any statement critical of Executive, or in any way adversely affecting or otherwise maligning Executive's reputation. The Executive agrees that he will not make or publish any statement critical of the Company, its affiliates and their respective executive officers and directors, or in any way adversely affecting or otherwise maligning the business or reputation of any member of the Company and its affiliates and their respective officers, directors and employees.


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        10. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

        11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the conflict of laws principles thereof.

        12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

        13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Executive has executed this Agreement as of the day and year first above written.

                                            AML COMMUNICATIONS, INC.

                                            By:
                                               ---------------------------------
                                               Jacob Inbar
                                               President and CEO

                                            By:
                                               ---------------------------------
                                               Gary Rogers
                                               V. P. of Operations